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Filed by Peregrine Semiconductor Corporation Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Peregrine Semiconductor Corporation
Commission File No.: 001-35623
The following is an employee communication relating to the proposed merger between Peregrine Semiconductor Corporation and Murata Electronics North America, Inc. pursuant to the terms of an Agreement and Plan of Merger dated as of August 22, 2014.
Employee e-mail
From: Jim Cable
Sent: Tuesday, October 07, 2014 10:20 AM
To: Peregrine - Everyone
Subject: Murata Update

Team,

In the spirit of my commitment to keep all of you informed with relevant information, I want to provide a snap shot of the recent activities we are doing on the intended acquisition by Murata.

In my message a couple of weeks ago, I spoke about the five (5) required government filings. Here are the updates on each one of these:

1. Hart-Scott-Rodino Anti-Trust to the Federal Trade Commission – As of 9/26 the US FTC “ cleared” the transaction. This means that so far as the US antitrust agencies are concerned, the parties are now free to close on the reported transaction.

2. ITAR to the State Department ‐Submitted

3. CFIUS (Committee on Foreign Investment in the United States) –Filed on 9/26/14. Review is schedule to close by 10/27/14.

4. Japan Federal Trade Commission – Filed. Murata expectation is that it will be approved by 10/14/14.

5. Proxy – Security and Exchange Commission – Filed

Our expectation is that the acquisition will close sometime this quarter.

With regard to Business Integration, the Integration Project Teams (Export, HR, Finance, Legal and IT) had their first briefing with Team Leadership last week. We reviewed the scope of their projects charters and milestones for the next 30 days. The integration teams will have several face to face meetings to include:

10/16 and 10/17 – Jim, Duncan Dylan, and Nancy will meet with Nakajima-san and other senior Murata team members in Kyoto.

10/27, 10/28 – Key Murata players will visit Chicago and San Diego Facilities for a tour and information exchange.

On a more light hearted note, many of you are probably aware of Murata Boy and Murata Girl. These are bicycle riding robots that Murata has used in the last several years to showcase some of their capabilities. Last week they announced the Murata Cheerleaders which show even additional capabilities. The press coverage around this was quite significant, and I have attached the Wall Street Journal link. I have also included the link to the actual demonstration showing the cheerleaders in action. Enjoy.

I will continue to keep you posted on acquisition and integration events and information.

Jim

http://blogs.wsj.com/japanrealtime/2014/09/25/japanese-company-unveils-cheerleader-robots/tab/print/
http://www.murata.co.jp/en/cheerleaders/